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                                                               Exhibit 99.(i)(2)

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                December 27, 2004

Morgan Stanley European Growth Fund Inc.
1221 Avenue of the Americas, 22nd Floor
New York, New York 10020

     Re: Morgan Stanley European Growth Fund Inc., a Maryland corporation (the "Fund") - Registration Statement on Form N-1A, as amended, pertaining to (i) Five Hundred Million (500,000,000) Class A shares of the Morgan Stanley European Growth Fund series of stock of the Fund, par value $0.01 per share (the "Class A Shares"), (ii) Five Hundred Million (500,000,000) Class B shares of the Morgan Stanley European Growth Fund series of stock of the Fund, par value $0.01 per share (the "Class B Shares"), (iii) Five Hundred Million (500,000,000) Class C shares of the Morgan Stanley European Growth Fund series of stock of the Fund, par value $0.01 per share (the "Class C Shares"), and (iv) Five Hundred Million (500,000,000) Class D shares of the Morgan Stanley European Growth Fund series of stock of the Fund, par value $0.01 per share (the "Class D Shares", and together with the Class A Shares, the Class B Shares and the Class C Shares, the "Shares")
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Ladies and Gentlemen:

            We have acted as Maryland corporate counsel to the Fund in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended (the "Investment Company Act"), by the Fund on Form N-1A, filed with the Securities and Exchange Commission (the "Commission") on or about February 16, 1990, as amended. You have requested our opinion with respect to the matters set forth below.

            In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

            (i) the corporate charter of the Fund, represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on February 13, 1990, Articles of Amendment filed with the Department on July 28, 1997, Articles Supplementary filed with the Department on July 28, 1997, Articles of Amendment filed with the Department on June 19, 1998, Articles of Amendment filed with the Department on June 18, 2001, Certificate of Correction filed with the

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                    Department on December 29, 2003 and Certificate of
                    Correction filed with the Department on December 29, 2003;

            (ii) the Bylaws of the Fund, as amended and restated as of April 24, 2003 (the "Bylaws");

            (iii) a certificate of Stephanie V. Chang Yu, the Vice President (Second) of the Fund, and Mary E. Mullin, the Secretary of the Fund, of even date herewith (the "Officers' Certificate"), to the effect that, among other things, the Charter and the Bylaws are true, correct and complete, and that the Charter and the Bylaws have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate, and certifying that, as of the date hereof, there are 934,409.686 issued and outstanding Class A Shares, 45,636,393.763 issued and outstanding Class B Shares, 1,131,117.507 issued and outstanding Class C Shares and 412,415.070 issued and outstanding Class D Shares of the Fund (the "Issued Shares") and certifying as to the receipt of the consideration for the Issued Shares and to the authorization for issuance of the authorized but unissued Class A Shares, Class B Shares, Class C Shares and Class D Shares of the Fund (the "Unissued Shares");

            (iv) the Registration Statement on Form N-1A, filed with the Commission on or about February 16, 1990, as amended by Post-Effective Amendment No. 19 under the Securities Act and Amendment No. 20 under the Investment Company Act, in substantially the form filed with the Commission pursuant to the Securities Act (the "Registration Statement");

            (v) a status certificate of the Department, dated December 27, 2004, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland; and

            (vi) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

            In reaching the opinion set forth below, we have assumed the following:

            (a) each person executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so;

            (b) each natural person executing any of the Documents is legally competent to do so;

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            (c)     the Officers' Certificate and all other certificates
                    submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained therein;

            (d) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise; and

            (e) upon each issuance of any authorized but unissued Class A Shares, Class B Shares, Class C Shares or Class D Shares, the total number of Class A Shares, Class B Shares, Class C Shares or Class D Shares issued and outstanding, after giving effect to such issuance of such authorized but unissued Class A Shares, Class B Shares, Class C Shares or Class D Shares, will not exceed the total number of Class A Shares, Class B Shares, Class C Shares or Class D Shares that the Fund is authorized to issue under its Charter.

            Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

            (1) The Fund is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

            (2) The issuance of the Unissued Shares has been duly authorized by all necessary corporate action on the part of the Fund and when such Unissued Shares are issued and delivered by the Fund as contemplated by the Registration Statement against payment of the consideration therein described, such Unissued Shares will be validly issued, fully paid and non-assessable.

            (3) The Issued Shares have been duly authorized and approved by all necessary corporate action on the part of the Fund and the Issued Shares have been issued and delivered in exchange for the consideration therefor and are validly issued, fully paid and non-assessable.

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            The foregoing opinion is limited to the laws of the State of
Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

            This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

            We consent to your filing this opinion as an exhibit to the Registration Statement. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP